Exhibit 99.1

lululemon Announces New Leadership Team Structure to Drive Next Chapter of Growth
Integrated model enables product elevation and builds on the power of lululemon’s brand to deliver a differentiated guest experience and renewed focus on the Company’s distinctive strengths
Appointments and transitions establish clear leadership across product, brand, operations, and communications, alongside continuity in key leadership roles
Maggie Gauger appointed President & Chief Product Officer and Joseph Godsey appointed Chief Operating Officer
VANCOUVER, British Columbia — October 7, 2026 — (BUSINESS WIRE) — lululemon athletica inc. (NASDAQ: LULU) today announced a new Senior Leadership Team structure designed to strengthen the Company’s competitive position and build the capabilities required for its next chapter of growth. The Company has appointed Maggie Gauger as President & Chief Product Officer and Joseph Godsey as Chief Operating Officer, effective October 26, 2026, both of which are newly created roles. Searches are underway for a Chief Brand Officer, Chief Communications Officer, and Chief Technology Officer.

With these changes, lululemon also announced today that Nikki Neuburger, Chief Brand & Product Activation Officer, and Ted Dagnese, Chief Supply Chain Officer, will leave the Company to pursue other opportunities. Both leaders will depart on November 6, 2026, and help ensure a smooth transition. lululemon is grateful to Ms. Neuburger and Mr. Dagnese for the significant contributions they have made to help shape and grow the Company and the impact they have had on their respective organizations.

Today’s announcement is an important step in building upon what has made lululemon distinctive and enhancing the leadership team and capabilities already in place. The evolved leadership structure will shape lululemon’s next chapter, with a focus on innovative and high-quality product, a distinctive brand and guest experience, and greater operational excellence.

“lululemon is a rare, extraordinary brand, but we have work to do to build a stronger and more competitive company,” said Heidi O’Neill, Chief Executive Officer of lululemon. “We are establishing a deeply experienced leadership team that will work in a more coordinated manner, aligned around the strategy and execution that delivers the most impact for our guests, our communities, and our business. That starts with putting product, design, and innovation at the center of how we operate, with the focus and accountability to create a stronger pipeline of differentiated product to raise the bar for our guests across every touchpoint, in stores and online.”

Ms. O’Neill added, “Developing stronger connections between brand, product, and the guest experience will support a unified approach across these core elements of the business. This is an important first step in reinvigorating our enduring connection with guests and is designed to establish the foundation for sustainable, long-term growth. As part of this evolution, I want to thank Nikki and Ted for their significant contributions to lululemon. We are grateful for their leadership and commitment to our people, guests, and brand, and wish them every success in their future endeavors.”

The new leadership team structure is designed to work cohesively to strengthen product and brand while enabling greater operational excellence to drive outcomes across the business. The following appointments, transitions, and searches are part of this evolution:

•Maggie Gauger has been appointed President & Chief Product Officer, effective October 26. Ms. Gauger joins lululemon from Athleta, where she most recently served as President & CEO. The newly created President & Chief Product Officer role will bring together design, merchandising, footwear, product innovation, and materials science to strengthen lululemon’s end-to-end product creation engine and build a pipeline of innovative and distinctive product. This new structure is designed to enable greater focus and speed from product vision through execution while raising the bar for product excellence, technical innovation, and differentiated value for guests. Ms. Gauger will be responsible for translating brand strategy into compelling product that is intended to deeply resonate with lululemon guests. The existing leadership team across merchandising and design will report to the President & Chief Product Officer.

•Joseph Godsey has been appointed Chief Operating Officer, effective October 26. Mr. Godsey joins lululemon from Walmart Canada, where he most recently served as Chief Growth Officer. This newly created role will bring together the Company’s sourcing and production, commercialization, go-to-market, fulfillment, planning and allocations, and sustainability portfolios to strengthen product quality, execution across the business, and speed-to-market. It will connect the product and brand vision through the value chain, creating clear leadership across operating priorities and enabling teams to work in a more connected and simplified way. Mr. Godsey will focus on driving efficiency to accelerate product transformation and guest experience excellence.

•A search is underway for lululemon’s next Chief Brand Officer, who will serve as the global lead across brand marketing, brand creative, store experience, and community, which includes sports marketing, partnerships, and social impact. They will also work closely with the Company’s regional integrated marketing teams. The role will be responsible for building a distinctive and more relevant expression of the lululemon brand and deepening connection with guests and communities across every touchpoint, with a strong focus on the store experience. The Company will announce an appointment once the search is complete.

•A search is underway for lululemon’s next Chief Communications Officer, who will now report directly to the CEO and join the Senior Leadership Team. This role will oversee the Company’s global communications function, including corporate affairs, consumer PR, and internal communications and experiences. This change brings communications closer to the Company’s strategy and key business decisions, strengthening how lululemon engages its teams and external stakeholders. The Company will announce an appointment once the search is complete.

•A search is underway for lululemon’s next Chief Technology Officer, who will lead product and supply chain technology, digital and omni technology, corporate technology, enterprise data and AI, and cybersecurity. The position will focus on strategically leveraging technology across every touchpoint in the business to enhance communications and collaboration, accelerate a more connected and AI-enabled approach to technology, drive efficiency in processes, improve agility and speed-to-market, and create more engaging and personalized guest experiences. The Company will announce an appointment once the search is complete.

•Meghan Frank will continue to serve as Chief Financial Officer and take on expanded responsibilities to provide leadership continuity across the business during this transition. In addition to leading the finance and strategy functions, Ms. Frank will have interim oversight of the global brand and technology functions until a Chief Brand Officer and a new Chief Technology Officer are in place. She will work closely with Ms. O’Neill to connect strategic priorities and decisions across the organization and build the go-forward strategy. A search is also underway for a Chief Strategy Officer, who will report to Ms. Frank, and the Company will announce an appointment once the search is complete.

This structure builds on the strength of key leaders in place and maintains continuity across other critical areas of the business. André Maestrini will continue as President & Chief Commercial Officer, leading the Company’s global commercial organization and bringing the product and brand strategy to guests across markets and channels. Shannon Higginson will continue to serve as Chief Legal & Compliance Officer, and Susan Gelinas as Chief People & Culture Officer. Each will report to Ms. O’Neill. Together with Ms. Frank and the leaders appointed to the roles outlined above, they will comprise lululemon’s Senior Leadership Team.

About Maggie Gauger

Maggie Gauger brings more than 28 years of experience in athletic and performance apparel and footwear across product, merchandising, brand, and commercial leadership. She most recently served as President and CEO of Athleta, where she advanced its transformation strategy spanning product innovation, stores, inventory, talent, and brand expression. Prior to Athleta, Ms. Gauger spent more than two decades at Nike, Inc., including as Vice President and General Manager of its North America Women’s Business. Over her tenure, she also led Nike’s Global Direct Acceleration strategy and held leadership roles across women’s performance, including North America Running and Global Tennis. Ms. Gauger holds a Bachelor of Arts from Oregon State University.

About Joseph Godsey

Joseph Godsey brings more than 20 years of enterprise leadership experience across global, product-led businesses, with an end-to-end perspective spanning commercial, technology, and operational capabilities across markets. He most recently served as Chief Growth Officer of Walmart Canada, where he led its multi-billion-dollar e-commerce business, as well as advertising, financial services, membership, analytics, data services, and product. Previously, Mr. Godsey served as Chief Supply Chain Officer of Sam’s Club, where he led the transformation of its end-to-end supply chain. Earlier, he spent 15 years at adidas in leadership roles across digital commerce, retail, technology, marketing, omnichannel, and supply chain, including leading its global digital business and later its North American supply chain. Mr. Godsey holds an MBA from the International Institute for Management Development (IMD) and Bachelor of Science degrees in Computer Engineering and Political Science from Clemson University.

About lululemon

lululemon (NASDAQ: LULU) is a technical athletic apparel, footwear, and accessories company for yoga, running, training, and most other activities, creating transformational products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all. Setting the bar in innovation of fabrics and functional designs, lululemon works with yogis and athletes in local communities around the world for continuous research and product feedback. For more information, visit lululemon.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include, but are not limited to, statements regarding the expected benefits of the leadership changes described above, the Company’s strategic plans and initiatives, including planned organizational changes and executive searches, and the Company’s expectations regarding its competitive position, growth, and operational excellence. These forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause actual results to differ include, among others, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Contacts

Investor Contacts

lululemon athletica inc.
Howard Tubin
1-604-732-6124

or

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Joseph Teklits
1-203-682-8200

Media Contact

lululemon athletica inc.
Madi Wallace
1-604-732-6124

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